Exhibit 10.3

CONSENT, EXCHANGE AND PREEMPTIVE RIGHTS AGREEMENT

This CONSENT, EXCHANGE AND PREEMPTIVE RIGHTS AGREEMENT (this “Consent”) is dated as of May 9, 2008 among:

(i)           CEH/LA PALOMA HOLDING COMPANY, LLC, a Delaware limited liability company (“Issuer”), COMPLETE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“CEH”), Lori A. Cuervo (“Cuervo”), Hugh A. Tarpley (“Tarpley”) and Peter J. Dailey (“Dailey” and together with Cuervo and Tarpley, each, a “CEH Member” and, collectively, the “CEH Members,” and together with Issuer and CEH, the “CEH Parties”);

(ii)           GSC ACQUISITION COMPANY, a Delaware corporation (“GSCAC”), GSCAC HOLDINGS I LLC, a Delaware limited liability company (“Holdco Sub”), GSCAC HOLDINGS II LLC, a Delaware limited liability company (“Holdco Sub2”), GSCAC MERGER SUB LLC, a Delaware limited liability company (“Merger Sub”, and together with GSCAC, Holdco Sub and Holdco Sub2, the “GSCAC Parties”); and

(iii)          TCW ASSET MANAGEMENT COMPANY, a California corporation (“Agent”), in its capacity as administrative agent for the Note Holders (as defined in that certain Note Purchase Agreement, dated as of August 16, 2005, among Issuer, Agent, and each Person identified as a Note Purchaser on the signature pages thereto, as amended by that certain Consent and Amendment Agreement, dated as of October 31, 2006, and that certain Consent, Waiver and Amendment No. 1 to Note Purchase Agreement, dated as of November 30, 2007, and as may be further amended, supplemented, restated or otherwise modified (the “Existing Note Purchase Agreement”)) and each Note Holder and each Option Holder (as defined below) listed on the signature pages hereto.  Agent, the Note Holders and the Option Holders are collectively referred to herein as the “TCW/MS Parties.”

Capitalized terms used herein without definition and which are defined in the Existing Note Purchase Agreement shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

WHEREAS, pursuant to the terms of the Existing Note Purchase Agreement, Issuer has issued Notes (the “Existing Notes”) to the Note Holders and entered into Cash Settled Options, each granting an Option (as defined in the Cash Settled Options) in favor of each Option Holder (as defined in the Cash Settled Options) (each such holder, an “Option Holder”);

WHEREAS, CEH desires to enter into that certain Merger Agreement among GSCAC, Holdco Sub, Holdco Sub2, Merger Sub and CEH in the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Merger Sub would merge with and into CEH upon the terms and subject to the conditions set forth therein, with CEH as the surviving entity and an indirect subsidiary of GSCAC (the “Merger” and the entity surviving the Merger, the “Surviving Company”); and

WHEREAS, the parties hereto (collectively, the “Parties” and each, a “Party”) desire to set forth their agreement concerning various matters relating to the consummation of the Merger and other transactions contemplated by the Merger Agreement.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.  Consents.

(a) CEH Member Transfers.

(i) At any time after the date hereof, one or more of the CEH Members may contribute all of their respective equity interests in CEH to a CEH Permitted Transferee (as such term is defined in the Acquisition Company Operating Agreement as in effect on the date hereof).  From and after the date of such contribution, the recipient thereof shall be deemed to be a “CEH Member” for all purposes under this Consent, shall be bound in all respects by the terms and conditions of this Consent as if it were a CEH Member on the date hereof and shall be deemed to make the representations and warranties set forth in Section 2(c) below; in which case the transferor CEH Member (if such Person shall have contributed all of his or her equity interests in CEH to such CEH Permitted Transferee) shall be released from any and all obligations hereunder (other than in respect of Section 2(c)(iv) and Section 4(b)).

(ii) Agent and each of the Note Holders and Option Holders hereby consent to each transaction referred to in Section 1(a)(i).

(b) Consent to Merger and Related Transactions.

(i) Subject to the satisfaction or waiver of the Specified Conditions as provided in Sections 1(b)(ii) and 1(h)(ii) below, Agent, each Note Holder and each Option Holder hereby consent to the Merger in accordance with the terms of the Merger Agreement attached as Exhibit A hereto (subject to any Permitted Changes (as defined below)) and waive any rights under the Existing Notes, the Existing Note Purchase Agreement or any other Transaction Document arising solely as a result of the Change of Control to be effected pursuant to such Merger.

(ii) This Consent shall become effective in accordance with Section 3 below, but the consent and waiver provided in Section 1(b)(i) above and the agreements of the Parties provided in Sections 1(c), (d), (e) and (g) through (j) below are subject to the satisfaction (or waiver in writing by the Note Holders and the Option Holders, including any deemed waiver by delivery of a TCW/MS Closing Acknowledgment (as defined below) as provided in Section 1(h)(ii) below) of each of the following conditions (the “Specified Conditions”):

(A) the Merger and the other transactions contemplated by the Merger Agreement to be consummated at the Closing (as defined in the Merger Agreement, the “Closing”) shall be consummated in accordance with the terms and conditions of the Merger Agreement without any amendments, waivers or consents granted thereunder other than amendments, waivers and consents that do not (1) result in any change in the type of consideration or aggregate consideration payable to any CEH Member or any other Person receiving consideration in connection with the Merger, or otherwise constitute an amendment to or modification to Exhibit F to the Merger Agreement, except as expressly provided in Section 1(b)(ii)(B) below, (2) have a material and adverse effect on the interests of Agent, the Note Holders or the Option Holders in connection with the transactions contemplated by this Consent or the Transactions (as defined in the Merger Agreement), including, without limitation, their investment in GSCAC or Holdco Sub, as applicable, at Closing (it being understood that any consent to waive any restriction under the Merger Agreement solely to the extent required in connection with the issuance of Equity Securities (as defined in the Merger Agreement) in connection with a GSCAC Equity Raise (as defined below) or the incurrence of Indebtedness in connection with a Replacement Mezzanine PIK Facility (as defined below), respectively, in each case, in accordance with the terms of Section 1(c)(i) below, shall be deemed not to have a material adverse effect on the interests of Agent, the Note Holders or the Option Holders hereunder), (3) other than to reflect the issuance of Equity Securities (as defined in the Merger Agreement) in connection with a GSCAC Equity Raise in accordance with Section 1(c)(i) below, amend any representation or warranty of the GSCAC Parties (or any GSCAC Disclosure Schedule to the Merger Agreement relating thereto) incorporated by reference herein in Section 2(d)(iv) below or (4) amend the definition of any capitalized term that is used in this Consent or in the New TCW/MS Financing Documents (as defined below) with the meaning set forth in the Merger Agreement (all such permitted amendments, waivers and consents, collectively, the “Permitted Changes”); provided, however, that (x) if any of CEH and GSCAC notifies the TCW/MS Parties in writing that such Party believes that it is likely that any of the Specified Conditions will not be satisfied and requests a waiver of such failure to satisfy the applicable Specified Condition(s) and (y) if each TCW/MS Party does not waive in writing the failure to satisfy the applicable Specified Condition(s) described in such notice and request for waiver on or prior to the tenth Business Day following such TCW/MS Party’s receipt of such notice and request for waiver, the CEH Parties and the GSCAC Parties shall have the right to terminate this Consent without liability (other than as described in Section 7(k)(ii)) by delivering written notice of such termination to the TCW/MS Parties;

(B) any purchase of LP Minority Units (as defined in the Merger Agreement) by GSCAC, any CEH Party or any Affiliate thereof at or prior to the Closing shall be on terms that are no more favorable in any material respect to the applicable LP Minority Holders (as defined in the Merger Agreement, the “LP Minority Holders”) relative to the terms set forth in the form of LP Minority Exchange Agreement attached as Exhibit O to the Merger Agreement (including the calculation of the consideration payable in respect thereof pursuant to Exhibit F to the Merger Agreement), except to the extent required to comply with the provisions of Article IV of the limited liability company agreement of La Paloma Acquisition Co, LLC, or with such changes as are reasonably acceptable to the Note Holders, the Option Holders and the parties to the Merger Agreement;

(C) any purchase of membership interests in CEP Batesville Holding Company, LLC from Fulcrum Power Services L.P. (“Fulcrum”) by GSCAC, any CEH Party or any Affiliate thereof at or prior to the Closing shall be on terms that are no more favorable in any material respect to Fulcrum relative to the terms of the LP Minority Exchange Agreement attached as Exhibit O to the Merger Agreement (including the calculation of the consideration payable in respect thereof pursuant to Exhibit F to the Merger Agreement) or with such changes as are reasonably acceptable to the Note Holders, the Option Holders and the parties to the Merger Agreement;

(D) upon consummation of the Merger, the corporate, capital and ownership structure of GSCAC and its Subsidiaries, including the La Paloma Project (as defined in the Merger Agreement) and the Batesville Project (as defined in the Merger Agreement), shall be as set forth on Exhibit D attached hereto, in each case subject to changes based on decisions by the LP Minority Holders as to whether to elect to exercise their “tag-along” rights pursuant to Article IV of the limited liability company agreement of La Paloma Acquisition Co, LLC, decisions by Fulcrum as to whether to exchange its membership interests in CEP Batesville Holding Company, LLC, the consummation of a GSCAC Equity Raise or a Replacement Mezzanine PIK Facility, in each case, pursuant to Section 1(c)(i) below, or with such other changes as are reasonably acceptable to the Note Holders, the Option Holders and the parties to the Merger Agreement;

(E) (1) after giving effect to the Merger, the organizational documents of GSCAC, Holdco Sub, Holdco Sub2 and the Surviving Company shall, in each case, be in substantially the forms attached as exhibits to the Merger Agreement attached hereto (but subject to any Permitted Changes) or otherwise in form and substance reasonably satisfactory to the Note Holders, the Option Holders and the parties to the Merger Agreement and (2) there shall have been no amendment or modification to any provisions of any Organizational Document of any Subsidiary of CEH (other than as required pursuant to the New TCW/MS Financing Documents) which has had or could reasonably be expected to have a material and adverse effect on the interests of the Note Holders or the Option Holders in connection with the transactions contemplated by this Consent and the Transactions (as defined in the Merger Agreement);

(F) each of (1) the Additional Agreements (as defined in the Merger Agreement) (other than the LP Minority Exchange Agreement) shall have been executed and delivered by the parties thereto (other than Agent, any Note Holder or any Option Holder), in each case in substantially the forms attached as exhibits to the Merger Agreement attached hereto (but subject to any Permitted Changes), or otherwise in form and substance reasonably satisfactory to the Note Holders, the Option Holders and the parties to the Merger Agreement, (2) the other material agreements, documents, instruments and certificates delivered at the Closing pursuant to the Merger Agreement and each Additional Agreement shall have been executed and delivered by the applicable parties thereto (other than Agent, any Note Holder or any Option Holder), in each case in form and substance reasonably satisfactory to the Note Holders, the Option Holders and the parties to the Merger Agreement, and (3) all obligations under the Additional Agreements to be performed at or prior to the Closing shall have been performed in all material respects;

(G) each of the New TCW/MS Financing Documents (or other definitive documentation evidencing the Replacement Mezzanine PIK Facility entered into in lieu thereof pursuant to Section 1(c)(i)) shall have been executed and delivered by the parties thereto (other than Agent, any Note Holder or any Option Holder), and the conditions to the closing set forth in the New TCW/MS Financing Documents (or in such other definitive documentation evidencing the Replacement Mezzanine PIK Facility entered into in lieu thereof pursuant to Section 1(c)(i)) shall have been satisfied or waived in accordance with the provisions thereof; provided, however, that (x) Issuer may amend or supplement in writing the disclosure schedules attached to the New TCW/MS NPA attached hereto as Exhibit B solely with respect to any matter arising after the date of this Consent, which, if existing or occurring on the date of this Consent, would have been required to be set forth or described in such disclosure schedules so long as such supplemental disclosure could not reasonably be expected to be adverse in any material respect to the interests of Agent, the Note Holders or the Option Holders in connection with the transactions contemplated by the New TCW/MS Financing Documents, including, without limitation, their investment in the Mezzanine PIK Notes at Closing (“Permitted Disclosure Supplements”);

(H) (1) all principal, interest and all other amounts payable under the Existing Holdco Financing Documents shall be repaid in full prior to or simultaneously with the Closing (collectively, the “Holdco Financing Repayment Amount”), as evidenced by a payoff letter in form and substance reasonably satisfactory to Agent, the Note Holders and Option Holders, (2) the Existing Holdco Financing Documents (and all commitments for extension of credit relating thereto) shall have been (or simultaneously with the Closing shall be) terminated immediately upon such repayment and (3) the Lenders (as defined in the Existing Holdco Credit Agreement) shall have released all liens and encumbrances on the Collateral (as defined in the Existing Holdco Credit Agreement);

(I) (1) all principal, interest and all other amounts payable in respect of any Permitted Refinancing Indebtedness (as defined in the Merger Agreement) shall be repaid in full prior to or simultaneously with the Closing, as evidenced by a payoff letter in form and substance reasonably satisfactory to Agent, the Note

Holders and Option Holders, (2) all documents and instruments evidencing any and all Permitted Refinancing Indebtedness (as defined in the Merger Agreement) (and all commitments for extension of credit relating thereto) shall have been (or simultaneously with the Closing shall be) terminated immediately upon such repayment and (3) the lenders in respect of all Permitted Refinancing Indebtedness shall have released all liens and encumbrances on all collateral securing such Permitted Refinancing Indebtedness (as defined in the Merger Agreement);

(J) there shall be no Indebtedness of Holdco Sub2 or of CEH or any of its Subsidiaries outstanding as of the Closing other than under or pursuant to (1) the New TCW/MS Financing Documents (or any Replacement Mezzanine PIK Facility entered into in lieu thereof in accordance with Section 1(c)(i)), (2) the Project Financing Documents (in respect of the Project Company), (3) the Trust Indenture (in respect of LSP Batesville Funding Corporation and LSP Energy Limited Partnership) and (4) Indebtedness of the Project Company, LSP Batesville Funding Corporation and LSP Energy Limited Partnership permitted to be incurred under or pursuant to the agreements set forth in clauses (2) and (3) of this Section 1(b)(ii)(J).

(K) the Closing shall occur on or before the Termination Date (as defined in the Merger Agreement);

(L) all representations and warranties of the CEH Parties and the GSCAC Parties contained in this Consent (including, without limitation, all representations and warranties of CEH and the GSCAC Parties contained in the Merger Agreement and incorporated herein by reference in Section 2(b)(iv) (after giving effect to any Permitted Changes) and Section 2(d)(iv)) shall be true and correct in all material respects, it being understood that, for purposes of this Section 1(b)(ii)(L), the references to “as of the date of this Agreement” in the lead in to each of Article IV and V of the Merger Agreement, which precede Sections 4.01 and 5.01, respectively, of the Merger Agreement, shall be disregarded;

(M) Agent, the Note Holders and Option Holders shall have received the executed legal opinion of Vinson & Elkins LLP, New York counsel to CEH and its Subsidiaries, dated as of the date of the Closing, substantially in the form attached as Exhibit E-1 to the New TCW/MS NPA (as defined below), modified as applicable if a Replacement Mezzanine Facility is entered into in lieu of the New TCW/MS Financing Documents in accordance with Section 1(c)(i) below;

(N) Each Note Holder and Option Holder (or its Designee (as defined below) pursuant to Section 7(j) below) shall have received a management rights letter from Holdco Sub or GSCAC (in each case, the applicable issuer of the Equity Consideration or the Contingent Consideration to such Note Holder or Option Holder (or its Designee pursuant to Section 7(j) below), in the form attached hereto as Exhibit C attached hereto;

(O) all costs, fees and expenses payable to Agent, the Note Holders and the Option Holders and their respective counsel arising under, relating to or in connection with this Consent, the Existing Note Purchase Agreement, the Cash Settled Options, the other Transaction Documents, the New TCW/MS Financing Documents, the Merger and the transactions contemplated hereby and thereby (collectively, the “TCW/MS Expenses”) shall have been paid in full to the extent an estimate of such TCW/MS Expenses as of the Closing and supporting documentation shall have been provided in accordance with Section 1(f);

(P) a Person designated by Required Holders shall, as of the Closing, become a member of the Board of Directors of GSCAC with a term of office that is scheduled to expire no sooner than the 2011 annual meeting of GSCAC’s stockholders;

(Q) Agent, the Note Holders and the Option Holders shall have received a certificate from CEH and/or GSCAC certifying as of the date of the Closing that each of the Specified Conditions have been (or simultaneously with the Closing shall be) satisfied (for this purpose assuming the satisfaction of Agent, the Note Holders and/or the Option Holders with any condition stated to be subject to the satisfaction of the Agent, the Note Holders and/or the Option Holders);

(R) there shall not be any Proceeding (as defined in the Merger Agreement) threatened or filed by any Person (other than any TCW/MS Party ) seeking to restrain, enjoin or otherwise prohibit, or any Law or order restraining, enjoining or otherwise prohibiting or making illegal or threatening to restrain, enjoin or prohibit or make illegal the consummation of the transactions contemplated by this Consent; and

(S) all authorizations, consents, or approvals of, or notices, filings or other action by, to or with any Governmental Authority, necessary for the consummation by each TCW/MS Party of the transactions to occur on the Closing Date (as defined in the Merger Agreement) as contemplated by this Consent and the Transaction Documents (as defined in the Merger Agreement) to which any TCW/MS Party is a party shall have been obtained or made, and all waiting periods (and any extensions thereof) imposed by any Governmental Authority (including without limitation, the waiting period (and any extensions thereof) prescribed by the HSR Act (as defined below)) applicable to the consummation by any TCW/MS Party of the transactions to occur on the Closing Date (as defined in the Merger Agreement) as contemplated by this Consent and the Transaction Documents (as defined in the Merger Agreement) to which any TCW/MS Party is a party shall have expired.

For purposes of this Consent, (1) “Existing Holdco Credit Agreement” means that certain Credit Agreement, dated as of November 30, 2007, among CEH, CEH/La Paloma I, LLC and Complete Energy Batesville III, LLC, as borrowers, the lenders from time to time party thereto, JPMorgan

Chase Bank, N.A., as documentation agent and as syndication agent, and Wilmington Trust Company, as administrative agent (as amended, restated, modified or supplemented from time to time); (2) “Existing Holdco Financing Documents means the “Loan Documents” as defined in the Existing Holdco Credit Agreement; and (3) “Trust Indenture” means that certain Trust Indenture, dated as of May 21, 1999, by and among LSP Batesville Funding Corporation, LSP Energy Limited Partnership and The Bank of New York, as Trustee and Securities Intermediary, which has been supplemented on or prior to the date hereof by the First Supplemental Indenture thereto dated as of May 21, 1999, the Second Supplemental Indenture thereto dated as of May 21, 1999, the Third Supplemental Indenture thereto dated as of April 11, 2000 and the Fourth Supplemental Indenture thereto dated as of April 11, 2000.

(c) Payoff Transactions.  Subject to the satisfaction or waiver of the Specified Conditions in accordance with Section 1(b)(ii) above and Section 1(h)(ii) below, (1) each of Agent, the Note Holders and the Option Holders hereby agrees to accept at the Closing its pro rata share (as described in the last paragraph of this Section 1(c)) of the Payoff Consideration in full satisfaction of (i) any and all Indebtedness and other Obligations owing pursuant to the Existing Notes, the Existing Note Purchase Agreement and any other Transaction Documents and (ii) all obligations and liabilities of any Transaction Document Party or any of their respective Affiliates owing pursuant to the Cash Settled Options (including, without limitation, any cash settlement amount and any interest thereon) (all such obligations and liabilities in respect of the Cash Settled Options, the “Cash Settled Option Obligations”) and (2) GSCAC, Holdco Sub, Holdco Sub2 and CEH agree to cause the Payoff Consideration to be issued or paid at the Closing to the Note Holders and the Option Holders (or their respective Designees pursuant to Section 7(j) below) in accordance with the terms of this Consent.  As used herein, “Payoff Consideration” means the following consideration:

(i) a cash payment in respect of the Existing Notes in an amount (the “Cash Payoff Amount”) equal to the lesser of (but in no event to exceed the outstanding principal amount outstanding in respect of the Existing Notes) (x) $50 million and (y) the Net Available Cash Amount (as defined below), by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 1 hereto; provided, however, that the Cash Payoff Amount shall be increased by an amount in excess of $50 million, but to not more than $100 million (the amount of such excess, the “Excess Cash Payment”) (I) with the net proceeds (other than the Permitted Working Capital Retention Amount (as defined below)) of a GSCAC Equity Raise, in which case the aggregate principal amount of the Mezzanine PIK Notes shall be reduced by the Excess Cash Payment on a dollar-for-dollar basis and (II) with all of the net proceeds of any Replacement Mezzanine PIK Facility.  As used herein, (w) “Replacement Mezzanine PIK Facility” means an issuance, in lieu of the Mezzanine PIK Notes, of debt securities of CEH at the Closing with a principal amount of $50 million (plus any fees or expenses incurred in connection with such replacement financing) and otherwise on the same terms and conditions or equal to or more favorable in the aggregate to CEH and its Subsidiaries than those set forth in the New TCW/MS Financing Documents, (x) “GSCAC Equity Raise” means the issuance of Equity Securities (as defined below) of GSCAC at or prior to the Closing with gross proceeds not to exceed $75 million (provided no such equity issuance shall result in any adjustment in respect of the Initial GSCAC Warrants (as defined below) or in respect of the Warrant Shares (as defined below) issuable in respect thereof, in each case, pursuant to Section 11 of the Initial Warrant Agreement (as defined below)), (y) “Permitted Working Capital Retention Amount” means an amount equal to $10 million of the net proceeds of any GSCAC Equity Raise, to be retained for working capital purposes of GSCAC and its Subsidiaries if and only if the Cash Payoff Amount, before giving effect to such Permitted Working Capital Retention Amount, is at least $50,000,000) and (z) “Net Available Cash Amount” means the aggregate amount of all cash and cash equivalents of the GSCAC Parties and all cash and cash equivalents of CEH and its Subsidiaries contained in the Designated Accounts (as defined below), in each case, as of the end of the day immediately preceding the date of the Closing, before giving effect to the Merger or the payment of the Cash Payoff Amount or any amounts described in any of clauses (A) through (E) below of this Section 1(c)(i), minus the sum of the following (to the extent not paid prior to the end of the day immediately preceding the date of the Closing), without duplication:

(A) the Holdco Financing Repayment Amount and the amount required to repay in full all principal, interest and other amounts payable in respect of any Permitted Refinancing Indebtedness (as defined in the Merger Agreement);

(B) the amount required to repay in full all indebtedness and other obligations outstanding under the promissory note issued by CEH to Milton L. Scott, in the original principal amount of $736,460;

(C) the Conversion Amount (as defined in the Merger Agreement);

(D) the Deferred Underwriting Fees (as defined in the Merger Agreement);

(E) the aggregate amount of reasonable out-of-pocket documented third party fees and expenses that are incurred by any CEH Party or GSCAC Party (or that any CEH Party or GSCAC Party is required to pay, including the TCW/MS Expenses) in connection with the Transactions (as defined in the Merger Agreement), including the investment banking fees and third party accounting, legal and other professional fees (collectively, the “Transaction Expenses”); and

(F) $10,000,000 (provided that the amount set forth in this clause (F) shall be increased by the Permitted Working Capital Retention Amount from the proceeds of an Equity Raise prior to the Closing);

(ii) the payment in cash of all accrued but unpaid interest in respect of the Existing Notes from funds on deposit in the Debt Service Reserve Sub Account (or, if funds in such account are not sufficient, from other sources) by wire transfer of immediately available funds in accordance with the wire instructions set forth on Schedule 1 hereto;

(iii) in exchange for $50 million (less the Excess Cash Payment, if any) of the unpaid principal amount of the Existing Notes, the issuance of an aggregate of $50 million (less the Excess Cash Payment, if any) of new senior secured promissory notes of the Surviving Company pursuant to the Note Purchase Agreement among the Surviving Company (as issuer), Agent and the Note Holders, substantially in the form attached hereto as Exhibit B (the “New TCW/MS NPA” and, together with the exhibits, schedules and other definitive documentation relating thereto in substantially the forms attached as exhibits or schedules to the New TCW/MS NPA attached hereto (but subject to any Permitted Disclosure Supplement), the “New TCW/MS Financing Documents,” and the notes issued pursuant thereto to the Note Holders or their respective Designees pursuant to Section 7(j) below, the “Mezzanine PIK Notes”); and

(iv)   in respect of, and in exchange for, the remaining unpaid principal amount on the Existing Notes, all Additional Interest accrued but unpaid in respect of the Existing Notes, the Yield Maintenance Amount due thereon, the Cash Settled Option Obligations and all other Indebtedness and Obligations outstanding under the Transaction Documents, the issuance of an aggregate number of shares of GSCAC Class A Common Stock (as defined below) equal to (the “Equity Consideration”) the sum of

(A)   the result obtained by dividing (x) $150.4 million, plus, to the extent there exists a Cash Shortfall Amount (as defined below), 100% of the Cash Shortfall Amount up to 15.78% of the lesser of $9.4 million and the JPM Fee (as defined in Exhibit F to the Merger Agreement), plus 150% of the Cash Shortfall Amount to the extent exceeding 15.78% of the lesser of $9.4 million and the JPM Fee (as defined in Exhibit F to the Merger Agreement), by (y) the Share Price (as defined in Exhibit F to the Merger Agreement); plus

(B)   the result (but not less than zero) obtained by dividing (x) $19.6 million, plus or minus 22.80% of the amount by which the Designated Account Cash Balance (as defined in Exhibit F to the Merger Agreement) of the Acquisition Company and the Project Company exceeds or is less, respectively, than $17 million, as the case may be, plus or minus 22.80% of the amount by which the outstanding Debt (as defined in Exhibit F to the Merger Agreement) of the Acquisition Company and the Project Company is less than or exceeds, respectively, $425.4 million, as the case may be, minus 15.78% of the lesser of $9.4 million and the JPM Fee (as defined in Exhibit F to the Merger Agreement) by (y) the Share Price (as defined in Exhibit F to the Merger Agreement);

provided, however¸ that each Note Holder and each Option Holder shall be entitled to elect in its sole discretion, by providing written notice to GSCAC no later than 30 days after the date hereof, to receive from Holdco Sub, in lieu of the shares of GSCAC Class A Common Stock (as defined below) otherwise payable by GSCAC to such Note Holder or Option Holder hereunder, (i) a number of shares of Holdco Class B Common Units (as defined below) equal to such number of shares of GSCAC Class A Common Stock otherwise payable to such Note Holder or Option Holder hereunder, (ii) an equal number of shares of GSCAC Class B Common Stock (as defined below) and (iii) Exchange Rights (as defined below) with respect to the foregoing into GSCAC Class A Common Stock in accordance with the terms of the Holdco Sub LLC Agreement (as defined below); and

(v)   the TCW/MS Contingent Warrants (as defined below); provided, however, that any Note Holder or Option Holder electing to receive Holdco Class B Common Units, GSCAC Class B Common Stock and Exchange Rights in accordance with Section 1(c)(iv) shall be entitled to receive in lieu thereof an equivalent number of Holdco Class C Common Units (as defined below) and Holdco Class D Common Units (as defined below) (the consideration payable pursuant to this Section 1(c)(v), the “Contingent Consideration”).

The Payoff Consideration (other than the Equity Consideration and the Contingent Consideration) shall be paid to the Note Holders in accordance with Section 3.6A of the Existing Note Purchase Agreement.  The Equity Consideration and the Contingent Consideration shall be paid to the Note Holders and Option Holders (or their respective Designees pursuant to Section 7(j) below) in accordance with Schedule 4 hereto.  Any Note Holder and any Option Holder may specify by written notice to the GSCAC Parties a Designee to receive the Equity Consideration or Contingent Consideration payable to it in accordance with the procedures in Section 1(l) below.  The transactions described in clauses (i) through (v) of this Section 1(c) (including the provisos thereto) are collectively referred to herein as the “Payoff Transactions.”  As used herein, (I) “Cash Shortfall Amount” means the amount by which the Net Available Cash Amount is less than $50 million; (II) each of “GSCAC Class A Common Stock”, “GSCAC Class B Common Stock,” “Holdco Class B Common Units,” “Holdco Class C Common Units,” “Holdco Class D Common Units,” “Equity Securities,” “Exchange Rights,” “Holdco Sub LLC Agreement,” “Initial GSCAC Warrants” and “Designated Accounts” shall have the meaning ascribed to such term in the Merger Agreement; (III) “TCW/MS Contingent Warrants” means 798,000 $14.50 Warrants (as defined in the Form of TCW/MS Contingent Warrant Agreement attached hereto as Exhibit E and as Exhibit I to the Merger Agreement attached hereto) and 798,000 $15.50 Warrants (as defined in the Form of TCW/MS Contingent Warrants attached hereto as Exhibit E), in each case, to purchase shares of GSCAC Class A Common Stock upon the terms, and subject to the conditions, set forth in the Form of TCW/MS Contingent Warrant Agreement attached hereto as Exhibit E and as Exhibit I to the Merger Agreement attached hereto; (IV) “Initial Warrant Agreement” means that certain Warrant Agreement, dated as of June 25, 2007, between GSCAC and American Stock Transfer & Trust Company (as Warrant Agent); and (V) “Warrant Shares” has the meaning ascribed to such term in the Initial Warrant Agreement.

(d) Adjustments to Payoff Consideration.  (i) The number of shares of GSCAC Class A Common Stock, Holdco Class B Common Units, Holdco Class C Common Units, Holdco Class D Common Units, TCW/MS Contingent Warrants and shares of GSCAC Class B Common Stock and/or shares of GSCAC Class A Common Stock issuable pursuant to the Exchange Rights that the Note Holders and Option Holders (or their respective Designees pursuant to Section 7(j) below) are entitled to receive pursuant to Section 1(c), (ii) the definition of Share Price (as defined in Exhibit F to the Merger Agreement) and (iii) any dollar amounts set forth in the documents relating to the Contingent Consideration shall, in the case of clauses (i), (ii) and (iii) of this Section 1(d), be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into GSCAC Class A Common Stock, GSCAC Class B Common Stock, Holdco Class B Common Units, Holdco Class C Common Units, Holdco Class D Common Units or TCW/MS Contingent Warrants), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the GSCAC Class A Common Stock, GSCAC Class B Common Stock or Holdco Class B Common Units, Holdco Class C Common Units, Holdco Class D Common Units or TCW/MS Contingent Warrants occurring on or after the date hereof and prior to the Closing.

(e) Fractional Shares.  No fraction of a Holdco Class B Common Unit, Holdco Class C Common Unit, Holdco Class D Common Unit or fraction of a share of GSCAC Class A Common Stock or GSCAC Class B Common Stock will be issued as part of the Payoff Consideration and none of the TCW/MS Contingent Warrants shall entitle the holder thereof to purchase any fraction of a share of GSCAC Class A Common Stock.  Instead, each Note Holder or Option Holder (or their respective Designees pursuant to Section 7(j) below or any transferees of the Contingent Consideration) that would otherwise be entitled to receive a fraction of a Holdco Class B Common Unit, Holdco Class C Common Unit, Holdco Class D Common Unit or fraction of a share of GSCAC Class A Common Stock or GSCAC Class B Common Stock shall be permitted to aggregate all fractional Holdco Class B Common Units, Holdco Class C Common Units, Holdco Class D Common Units or fractions of a share of GSCAC Class A Common Stock and GSCAC Class B Common Stock that otherwise would be received by such Note Holder or Option Holder (or such Designee pursuant to Section 7(j) below or transferee of the Contingent Consideration), as the case may be, and any resulting fractional shares or units shall be rounded to the nearest whole number, and the number of shares of GSCAC Class A Common Stock issuable upon exercise of each TCW/MS Contingent Warrant shall be rounded to the nearest whole number.

(f) Pre-Closing Statement.  CEH shall deliver to Agent not less than five Business Days’ notice of the anticipated date of the Closing (the “Closing Notice”), and following receipt of the Closing Notice, Agent hereby agrees to deliver not later than two Business Days prior to the Closing a statement evidencing the amount of accrued but unpaid interest as of the anticipated date of the Closing (together with any applicable per diem), and an estimate of the TCW/MS Expenses as of the date of the Closing; provided that if CEH delivers such a Closing Notice and thereafter delivers written notice to Agent that the Closing is delayed beyond the anticipated date of the Closing set forth therein, Agent agrees promptly to confirm the amounts specified therein and/or provide revised amounts in writing to CEH.

(g) Additional Agreements of Agent, Note Holders and Options Holders.  Agent and each Note Holder and Option Holder hereby agree that, upon the delivery of the TCW/MS Closing Acknowledgment to CEH and GSCAC in accordance with Section 1(h)(ii) below and the delivery of the Payoff Consideration as provided herein:

(i) all Indebtedness and other Obligations under the Existing Notes, the Existing Note Purchase Agreement or any other Transaction Document and all Cash Settled Option Obligations shall be deemed paid or discharged in full;

(ii) any and all Liens granted by a Transaction Document Party to secure the Obligations and Cash Settled Option Obligations shall automatically be terminated and released and be of no further force and effect without any further action on the part of Agent, the Note Holders or any other Person; and

(iii) the Existing Note Purchase Agreement and each of the other Transaction Documents (including the Cash Settled Options) shall automatically be terminated and of no further force and effect without any further action on the part of Agent, the Note Holders or the Option Holders;

provided that none of the foregoing in clauses (i), (ii) and (iii) of this Section 1(g) shall constitute a release or termination of (x) any rights of, or obligations owing to, Agent, any Note Holder, any Option Holder or any of their respective Affiliates under or relating to the Consent or any document entered into in connection with the Payoff Consideration (including, without limitation, the New TCW/MS Financing Documents and the Additional Agreements), (y) any Liens for the benefit of Agent or any Note Holder with respect to any Collateral (as defined in the New TCW/MS NPA), or (z) any indemnification obligations under the Transaction Documents which are not then due and payable, which shall survive until extinguished in accordance with their terms.

(h) Additional Closing Documents.

(i) At the Closing, upon the delivery of the TCW/MS Closing Acknowledgment to CEH and GSCAC in accordance with Section 1(h)(ii) below and the delivery of the Payoff Consideration as provided herein, Agent and each Note Holder and Option Holder (as applicable) shall:

(A) deliver to GSCAC and CEH, at Issuer’s and the Surviving Company’s sole cost and expense:

(1) UCC-3 termination statements with respect to the UCC-1 financing statements set forth on Schedule 5 hereto (and Agent and the Note Holders shall be deemed to authorize following the delivery of the TCW/MS Closing Acknowledgment the Transaction Document Parties or their designees to file such UCC-3 termination statements on behalf of Agent and the Note Holders);

(2) all Existing Notes issued to such Note Holder pursuant to the Existing Note Purchase Agreement, as set forth on Schedule 2 hereto (or affidavits of loss with respect thereto, in form and substance reasonably acceptable to GSCAC and CEH), marked “Paid in Full”;

(3) all Options issued to such Option Holder pursuant to the Cash Settled Options, as set forth on Schedule 3 hereto (or affidavits of loss with respect thereto);

(4) the original Limited Sponsor Guaranty executed by CEH in connection with the Existing Note Purchase Agreement (or an affidavit of loss with respect thereto);

(5) the original Manager Guaranty executed by Manager in connection with the Existing Note Purchase Agreement (or an affidavit of loss with respect thereto);

(6) and each original certificate set forth on Schedule 6 hereto (or an affidavit of loss with respect thereto, in form and substance reasonably acceptable to GSCAC and CEH); and

(7) a letter addressed to the Account Bank terminating the Account Agreement.

(B) to the extent a Note Holder or Option Holder (or its Designee pursuant to Section 7(j) below) is receiving Equity Consideration or Contingent Consideration comprised of Holdco Class B Common Units, Holdco Class C Common Units and/or Holdco Class D Common Units, such Note Holder or Option Holder (or its Designee pursuant to Section 7(j) below) shall execute and deliver (1) a Joinder to the Holdco Sub LLC Agreement, in the form attached hereto as Exhibit B to the Merger Agreement (or otherwise in form and substance reasonably satisfactory to the Note Holders and Option Holders) and (2) a Regulatory Certificate (as defined in the Holdco Sub LLC Agreement) in the form attached as Exhibit C to the Holdco Sub LLC Agreement (in the form attached hereto as Exhibit B to the Merger Agreement);

(C) execute and deliver a Joinder to the Registration Rights Agreement, in the form attached hereto as Exhibit G to the Merger Agreement (or otherwise in form and substance reasonably satisfactory to the Note Holders and Option Holders); and

(D) execute and deliver such other documents and instruments, and take such other actions (at the expense of Issuer and the Surviving Company), in each case as are required under Law and reasonably requested by Issuer, GSCAC or CEH to release any remaining Liens on the Collateral (as defined in the Existing Note Purchase Agreement) securing the Obligations; provided that none of the foregoing shall constitute or require a release or termination of any Liens for the benefit of Agent or any Note Holder with respect to any Collateral (as defined in the New TCW/MS NPA).

(ii) TCW/MS Closing Acknowledgment.  Upon the determination by Agent, the Note Holders and Option Holders in good faith at the Closing that (1) the conditions to closing set forth in the New TCW/MS Financing Documents have been satisfied or waived in accordance with terms of the New TCW/MS NPA and (2) the Specified Conditions have been satisfied or waived in accordance with the terms of this Consent, Agent (at the direction of the Note Holders and Option Holders), the Note Holders and Option Holders agree to deliver to CEH and GSCAC an acknowledgment in writing that all such conditions and Specified Conditions have been satisfied or waived (the “TCW/MS Closing Acknowledgment”).  To the extent that any such condition is not satisfied, the delivery of the TCW/MS Closing Acknowledgement by the TCW/MS Parties to CEH and GSCAC shall be deemed to constitute a written waiver of each such condition; provided, however, such deemed waiver shall be solely for purposes of the Closing and in no event shall the delivery of the TCW/MS Closing Acknowledgment be deemed or construed as a waiver of (1) any breach of any representation, warranty, covenant or agreement that by the terms of this Consent survives the Closing, (2) any breach of any representation, warranty, covenant or agreement in the New TCW/MS Financing Documents, (3) any knowingly or intentionally false certification by any CEH Party or any GSCAC Party pursuant to Section 1(b)(ii)(Q), or (4) any failure of any certification by any Note Document Party (as defined in the New TCW/MS NPA) in connection with the closing under the New TCW/MS Financing Documents to be true and correct.

(i) Acknowledgement if Payoff Consideration is Voided or Rescinded.  Each of CEH and Issuer acknowledges and agrees that the Obligations and liabilities of Issuer and the other Transaction Document Parties under the Existing Note Purchase Agreement and the other Transaction Documents shall be reinstated with full force and effect if, at any time on or after the date of the Closing, all or any portion of the Payoff Consideration is voided or rescinded or otherwise must be returned by Note Holders or Option Holders (or any of their respective Designees pursuant to Section 7(j) below) to Issuer, CEH, the Surviving Company, GSCAC, Holdco Sub, Holdco Sub2 or any of their respective Affiliates upon the insolvency, bankruptcy, reorganization or otherwise of Issuer, CEH, the Surviving Company, GSCAC, Holdco Sub, Holdco Sub2 or any of their respective Affiliates, all as though such payment or issuance of the Payoff Consideration had not been made or the Payoff Transactions had not been consummated.

(j) Release to be Effective at the Closing.  Effective upon the delivery of the TCW/MS Closing Acknowledgment to CEH and GSCAC in accordance with Section 1(h)(ii) below and the delivery of the Payoff Consideration as provided herein, Issuer and each CEH Party, each for itself and on behalf of its successors and assigns, hereby irrevocably releases and forever discharges Agent, each Note Holder and each Option Holder and their respective past and present officers, directors, employees, agents and equityholders, and each of their respective successors and assigns, of and from any and all claims, causes of action, liabilities, losses, costs, damages, penalties, charges, expenses and all other forms of liability or obligation whatsoever, in law or equity, whether asserted or unasserted, known or unknown, foreseen or unforeseen, matured or unmatured, fixed or contingent, arising prior to the Closing for, upon or by reason of any matter or cause arising under, or relating to, any Transaction Document Party, any Subject Company or any Subsidiary of any of the foregoing, the Existing Notes, the Existing Note Purchase Agreement, the Cash Settled Options or any other Transaction Document, other than any rights of the CEH Parties under this Consent, the New TCW/MS Financing Documents and the other Transaction Documents (as defined in the Merger Agreement) to which a TCW/MS Party is a party.  Each Party expressly acknowledges that the release contained herein applies to all claims, causes of action, liabilities, losses, costs, damages, penalties, charges, expenses and all other forms of liability or obligation released hereunder (collectively, the “Released Claims”), whether such Released Claims are known or unknown, and include Released Claims which if known by the releasing party might materially affect its decision to effect the transactions contemplated by this Consent.  Each Party has considered and taken into account the possible existence of such Released Claims in determining to execute and deliver this Consent.  Without limiting the generality of the foregoing, each Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims which the releasing party does not know or suspect to exist in its favor at the time of executing the release, which if known by the releasing party would have materially affected the releasing party’s decision to grant such release.  This Consent constitutes a complete defense of any and all Released Claims.

(k) Limitation on Consent.  This Consent shall be limited precisely as written.  No Party is committing or offering any similar consent or agreement (including any agreement regarding the application of proceeds) in respect of any other transaction (even if substantially the same as the transaction contemplated by the Merger Agreement), and each Party expressly acknowledges that there is no such commitment or offering.  Nothing in this Consent shall be deemed to constitute any agreement, commitment or offer by Agent, any Note Holder or any Option Holder to refrain from enforcing any rights or exercising any remedies available under the Existing Note Purchase Agreement, the Cash Settled Options or any other Transaction Document or any instrument or agreement referred to therein (except, subject to the satisfaction of the terms and conditions set forth in this Consent, with respect to an Event of Default (or Potential Event of Default) to the extent solely arising from the occurrence of a Change of Control as a result of the consummation of the Merger in accordance with the terms of the Merger Agreement, subject to any Permitted Changes).  For the avoidance of doubt, Agent shall have the right, at the direction of Required Holders to terminate this Consent upon the occurrence of an Event of Default (other than as specified in the parenthetical at the end of the immediately prior sentence) and the acceleration of the Obligations as a result of such Event of Default.

(l) Abstention from Sale or Transfer.  Each of Agent, the Note Holders and the Option Holders hereby agrees that prior to earlier of the date when this Consent is terminated in accordance with the terms hereof and the date when the Merger Agreement is terminated in accordance with its terms, it will not sell, pledge, transfer or cause to be sold, pledged, or transferred any Existing Note or Cash Settled Option, other than to an existing Note Holder or Option Holder (as the case may be) or to any Permitted Transferee who shall execute a joinder to this Consent agreeing to be bound (and cause its successors in interest to be bound) by the terms and conditions of this Consent, including Section 4, and make the representations and warranties in Section 2(e), in which case the transferor Note Holder or Option Holder (as the case may be) shall be released from any and all obligations hereunder to the extent of its assigned interest.  If any such permitted transfer occurs, or if any Note Holder or Option Holder shall designate any other Person to receive any portion of its Payoff Consideration as permitted by Section 7(j) below, Agent agrees to amend Schedules 1, 2, 3 and 4 to this Consent to reflect the proper allocation of the Payoff Consideration, payment or delivery instructions and other information after giving effect to such transfer or such designations, and to deliver a copy of such amended Schedules to the Issuer, CEH and GSCAC, and the Agent, Note Holders and Option Holders acknowledge and agree that Issuer, CEH and GSCAC may rely on such amended Schedules.

Section 2.  Representations And Warranties

(a) Issuer.  Issuer hereby represents and warrants to the other Parties that:

(i) Authority.  Issuer has all requisite limited liability company power and authority to enter into this Consent and to carry out the transactions contemplated hereby and to perform its obligations hereunder.  The execution and delivery by Issuer of this Consent, the performance by Issuer of its obligations hereunder and the consummation of all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Issuer.

(ii) No Conflict.  The execution and delivery by Issuer of this Consent, the performance by Issuer of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (A) violate any provision of any Law applicable to Issuer or any other Subject Company, the Organizational Documents of Issuer or any other Subject Company or any order, judgment or decree of any Governmental Authority binding on Issuer or any other Subject Company or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Issuer or any other Subject Company.

(iii) Validity; Enforceability.  This Consent is the legally valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and (B) as the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought.

(iv) No Default.  As of the date hereof, no Event of Default or Potential Event of Default has occurred and is continuing.

(b) CEH.  CEH represents and warrants to the other Parties that:

(i) Authority.  CEH has all requisite limited liability company power and authority to enter into this Consent and to carry out the transactions contemplated hereby and to perform its obligations hereunder.  The execution and delivery by it of this Consent, the performance by it of its obligations hereunder and the consummation of all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of it.

(ii) No Conflict.  The execution and delivery by it of this Consent, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (A) violate any provision of any Law applicable to it, the Organizational Documents of CEH or any order, judgment or decree of any Governmental Authority binding on it or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of it.

(iii) Validity; Enforceability.  This Consent is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and (B) as the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought.

(iv) Merger Agreement.  Each of the representations and warranties contained in Article IV of the Merger Agreement (including any defined term referenced therein and schedule thereto) is hereby incorporated by reference (as and to the extent modified by any Permitted Changes) as if stated in full herein and shall be deemed made herein by CEH for the benefit of Agent, each Note Holder and each Option Holder.

(v) Project Financing Documents.  The Merger, the Transactions (as defined in the Merger Agreement) and the transactions contemplated thereby and hereby do not constitute a Change of Control (as such term is defined in any of the Project Financing Documents or the Trust Indenture) and do not otherwise give rise to any obligation to repay or prepay, or to offer to repay or prepay, the Indebtedness outstanding under any of the Project Financing Documents, the Trust Indenture or any other Indebtedness, in each case, other than under the Existing Note Purchase Agreement and the Transaction Documents.

(vi) ERISA.  Neither CEH nor any of its affiliates (within the meaning of Section 407(D)(7) of ERISA is a participating employer in, or otherwise a party in interest (within the meaning of Section 3(14) of ERISA) with respect to, The Boilermaker-Blacksmith National Pension Trust.

(c) CEH Members.  Each CEH Member hereby severally (but not jointly and severally) represents and warrants (as to itself only) to the other Parties that:

(i) Authority.  Such CEH Holder has the legal capacity to enter into this Consent and to carry out the transactions contemplated hereby and to perform its obligations hereunder.  The execution and delivery by it of this Consent, the performance by it of its obligations hereunder and the consummation of all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such CEH Member.

(ii) No Conflict.  The execution and delivery by such CEH Member of this Consent, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (A) violate any provision of any Law applicable to it, its Organizational Documents (if such Person is other than a natural person) or any order, judgment or decree of any Governmental Authority binding on it or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such CEH Member.

(iii) Validity; Enforceability.  This Consent is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and (B) as the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought.

(iv) Distributions.  From and after the date hereof through and including the Closing Date, neither it nor its Affiliates (other than CEH and its Subsidiaries) is receiving, nor will any such Person receive, any payments or distributions (whether in cash or in kind), other than in respect of the CEH Merger Consideration (as defined in the

Merger Agreement) (which shall in no event include cash) and compensation and benefits in respect of employment in the ordinary course of business consistent with past practice.

(d) GSCAC Parties.  The GSCAC Parties each hereby jointly and severally represents and warrants to the other Parties that:

(i) Authority.  Such GSCAC Party has all requisite corporate or limited liability company power and authority to enter into this Consent and to perform its obligations hereunder.  The execution and delivery by such GSCAC Party of this Consent, the performance by such GSCAC Party of its obligations hereunder and the consummation of all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such GSCAC Party.

(ii) No Conflict.  The execution and delivery by such GSCAC Party of this Consent, the performance by such GSCAC Party of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (A) violate any provision of any Law applicable to such GSCAC Party, its Organizational Documents or any order, judgment or decree of any Governmental Authority binding on such GSCAC Party or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such GSCAC Party.

(iii) Validity; Enforceability.  This Consent is the legally valid and binding obligation of such GSCAC Party, enforceable against such GSCAC Party in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and (B) as the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought.

(iv) Merger Agreement.  Each of the representations and warranties contained in Sections 5.01, 5.02. 5.03, 5.07, 5.08 (without giving effect to item numbered 2 on Schedule 5.08(b) of the GSCAC Disclosure Schedules to the Merger Agreement, except in connection with a GSCAC Equity Raise in accordance with Section 1(c)(i) above), 5.19 and 5.20 of the Merger Agreement (including any defined term referenced therein and schedule thereto) is hereby incorporated by reference as if stated in full herein and shall be deemed made herein by the GSCAC Parties for the benefit of Agent, each Note Holder and each Option Holder.  As of the Closing, the representations and warranties contained in Section 5.08 of the Merger Agreement as incorporated herein by reference as described above shall be deemed to be made as of the Closing without reference to the “as of the date this Agreement” included in the lead in to Article V of the Merger Agreement, which precedes Section 5.01 of the Merger Agreement and without giving effect to item numbered 2 on Schedule 5.08(b) of the GSCAC Disclosure Schedules to the Merger Agreement, except in connection with a GSCAC Equity Raise in accordance with Section 1(c)(i) above.

(v) Validity of Securities.  At the Closing, the GSCAC Class A Common Stock, the GSCAC Class B Common Stock, the Holdco Class B Common Units, the Holdco Class C Common Units, the Holdco Class D Common Units and the TCW/MS Contingent Warrants to be issued pursuant to this Consent, and upon issuance (i) the GSCAC Class A Common Stock to be issued pursuant to the Exchange Rights, (ii) the GSCAC Class B Common Stock and Holdco Class B Common Units to be issued upon conversion of the Holdco Class C Common Units and Holdco Class D Common Units and (iii) the GSCAC Class A Common Stock to be issued upon exercise of the TCW/MS Contingent Warrants will be duly authorized, validly issued, fully paid, non-assessable, free and clear of all Liens and not issued in violation of or subject to any preemptive right (except as set forth in the Transaction Documents, as defined in the Merger Agreement).

(vi) ERISA.  No GSCAC Party nor any of its affiliates (within the meaning of Section 407(D)(7) of ERISA is a participating employer in, or otherwise a party in interest (within the meaning of Section 3(14) of ERISA) with respect to, The Boilermaker-Blacksmith National Pension Trust.

(e) TCW/MS Parties.  Each TCW/MS Party severally (but not jointly and severally) represents and warrants (as to itself only) to the other Parties that:

(i) Authority.  Such TCW/MS Party has all requisite power and authority to enter into this Consent and to perform its obligations hereunder.  The execution and delivery by such TCW/MS Party of this Consent, the performance by such TCW/MS Party of its obligations hereunder and the consummation of all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such TCW/MS Party.

(ii) No Conflict.  The execution and delivery by such TCW/MS Party of this Consent, the performance by such TCW/MS Party of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (A) violate any provision of any Law applicable to such TCW/MS Party, its Organizational Documents or any order, judgment or decree of any Governmental Authority binding on such TCW/MS Party or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such TCW/MS Party.

(iii) Validity; Enforceability.  This Consent is the legally valid and binding obligation of such TCW/MS Party, enforceable against such TCW/MS Party in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and (B) as the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought.

(iv) Ownership of Existing Notes.  As of the date hereof, such TCW/MS Party (A) holds all Existing Notes issued to it pursuant to the Existing Note Purchase Agreement or otherwise acquired by it, in each case, as described on Schedule 2 hereto, and (B) has not sold, assigned, pledged or otherwise transferred any such Existing Notes or any portion thereof issued to it or acquired by it.

(v) Ownership of Cash Settled Options.  As of the date hereof, such TCW/MS Party (A) holds all Options issued to it pursuant to the Cash Settled Options or otherwise acquired by it, in each case, as described on Schedule 3 hereto, and (B) has not sold, assigned, pledged or otherwise transferred any such Options, Cash Settled Options or any portion thereof issued to it or acquired by it.

(vi) Purchase for Investment.  Such TCW/MS Party (or its Designee pursuant to Section 7(j) below) is acquiring the Equity Consideration and the Contingent Consideration (collectively, the “TCW/MS Equity Securities”) solely for its own account, for investment purposes, and not with a view to or in connection with the resale or other distribution of the TCW/MS Equity Securities, without prejudice, however, to the rights of such TCW/MS Party to transfer or otherwise dispose of its TCW/MS Equity Securities;

(vii) TCW/MS Equity Securities.  Such TCW/MS Party understands that (A) the TCW/MS Equity Securities (1) have not been registered under the Securities Act or under any state securities Laws or “blue sky” Laws, (2) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities or “blue sky” Laws which relate to private offerings and (4) are subject to restrictions on transferability and resale as set forth in this Consent and (B) such Person may therefore be required to bear the economic risk of investment in its  TCW/MS Equity Securities indefinitely unless a subsequent transfer thereof is either registered under the Securities Act and applicable state securities or “blue sky” Laws or is exempt therefrom; and

(viii) Accredited Investor; Full Information.  Such TCW/MS Party is an accredited investor within the meaning of Rule 501 under the Securities Act, has the knowledge, skill and experience in financial, business and investment matters relating to an acquisition of interests similar to the TCW/MS Equity Securities and is capable of evaluating the merits and risks of such investment and protecting such Person’s interest in connection with the acquisition of the TCW/MS Equity Securities.  Such TCW/MS Party understands that the acquisition of the TCW/MS Equity Securities is a speculative investment and involves substantial risks and that such Person could lose its entire investment in the TCW/MS Equity Securities.  Such TCW/MS Party (A) has received all information that such Person deems necessary to make an informed investment decision with respect to an investment in GSCAC and Holdco Sub, as applicable and (B) has had the opportunity to make such investigation as such Person desires pertaining to GSCAC and Holdco Sub, as applicable, and an investment therein and to verify any information furnished to such Person.  To the extent deemed necessary by such Person, it has retained, at its own expense, and has relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the TCW/MS Equity Securities.  Such TCW/MS Party has the ability to bear the economic risks of its investment in GSCAC and Holdco Sub, as applicable, including a complete loss of the investment, and such Person has no need for liquidity in such investment.

Section 3. Conditions Precedent.  This Consent shall become effective as of the date above written, if, and only if, Agent has received copies of duly executed signature pages to this Consent from each Party.

Section 4. Covenants.

(a) Notices.  CEH agrees to provide to the TCW/MS Parties a copy of all notices delivered or received by it pursuant to the Merger Agreement promptly (and in any event within five Business Days) after its delivery or receipt of any such notice pursuant to the Merger Agreement.  If any notice shall be given or received pursuant to Section 6.18(b) of the Merger Agreement and CEH and/or GSCAC have not delivered to the TCW/MS Parties notice of such Permitted Changes as may be necessary to remedy the failure of the applicable closing conditions in the Merger Agreement within five Business Days after CEH provides such notice to the TCW/MS Parties, each TCW/MS Party shall have the right to terminate this Consent at any time prior to Closing by delivering written notice of such termination to the other Parties.

(b) Distributions.  From and after the date hereof through and including the date of the Closing, CEH shall not, and shall not cause to be made to the holders of CEH Units (as defined in the Merger Agreement), and no CEH Member or its Affiliates (other than CEH and its Subsidiaries) shall receive, any payment or distribution (whether in cash or in kind (other than CEH Units (as defined in the Merger Agreement) to be cancelled in connection with the Merger in accordance with the Merger Agreement), other than in respect of the CEH Merger Consideration (as defined in the Merger Agreement) (which shall in no event include cash) and compensation and benefits in respect of employment in the ordinary course of business consistent with past practice.

(c) Calculation of Payoff Consideration.  Each of the CEH Parties and the GSCAC Parties agrees to provide the TCW/MS Parties with reasonable access to their respective books, records and employees as is reasonably requested in connection with the calculation of the CEH Group Merger Consideration (as defined in the Merger Agreement), all amounts specified on Exhibit F to the Merger Agreement, the Payoff Consideration, the LP Minority Exchange Consideration (as defined in the Merger Agreement), the Fulcrum Exchange Consideration (as defined in the Merger Agreement).  Following the close of business on the second day preceding the Closing Date, CEH shall in good faith determine its estimate, as of the end of the day immediately preceding the anticipated Closing Date, of each of the Designated Account Cash Balances (as defined in the Merger Agreement) and Debt (as defined in the Merger Agreement) amounts specified on Exhibit F to the Merger Agreement and shall provide the TCW/MS Parties and GSCAC with written notice of such estimates and reasonable evidence (such as bank statements) to support such estimates.  To the extent such estimates have been prepared in good faith and are supported by reasonable evidence provided to the TCW/MS Parties and GSCAC, such estimates shall be used to calculate the CEH Group Merger Consideration, all other amounts specified on Exhibit F to the Merger Agreement, the Payoff Consideration, the LP Minority Exchange Consideration and the Fulcrum Exchange Consideration.

(d) Proxy Statement.  GSCAC agrees to furnish a draft of the preliminary Proxy Statement (as defined in the Merger Agreement) to the TCW/MS Parties reasonably in advance of its filing with the SEC so as to give the TCW/MS Parties and their legal counsel a reasonable opportunity to review such draft prior to such filing, and agrees to consult with the TCW/MS Parties and their legal counsel to discuss changes suggested by the TCW/MS Parties in connection therewith.  GSCAC agrees to promptly notify the TCW/MS Parties of the receipt of any comments of the SEC staff with respect to the preliminary Proxy Statement (as defined in the Merger Agreement) and of any requests by the SEC or its staff for any amendment or supplement thereto or for additional information and promptly to provide the TCW/MS Parties with a copy of each amendment or supplement to each of the preliminary and the definitive Proxy Statement (as defined in the Merger Agreement).  GSCAC further agrees to provide drafts of the Other Filings (as defined in the Merger Agreement) to the TCW/MS Parties reasonably in advance of such filings with, or submissions to, the applicable Governmental Authorities so as to give the TCW/MS Parties and their legal counsel a reasonable opportunity to review such drafts of the Other Filings (as defined in the Merger Agreement) prior to such filings or submissions, and agrees to consult with the TCW/MS Parties and their legal counsel in connection with such filings and submissions and promptly to provide the TCW/MS Parties with a copy of each amendment or supplement to such Other Filings (as defined in the Merger Agreement).

(e) Lock-Up.  Each Note Holder and Option Holder (other than Morgan Stanley & Co. Incorporated) agrees that it will not, until after the date that is 180 days after the Closing Date (as defined in the Merger Agreement):  (i) offer, pledge, announce any intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of GSCAC Class A Common Stock, any shares of GSCAC Class B Common Stock or any Holdco Class B Common Units, in each case, issued to such Note Holder or Option Holder (or their respective Designees pursuant to Section 7(j) below), as the case may be, in connection with the Payoff Consideration or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction described in clause (i) or (ii) of this Section 4(e) is to be settled by delivery of any such securities, cash or otherwise; provided, however, that none of the foregoing shall restrict (A) any transfer to any Designee (as defined in Section 7(j) below), (B) the exchange of any shares of GSCAC Class B Common Stock and Holdco Class B Units into GSCAC Class A Common Stock pursuant to an exercise of the Exchange Rights, (C) any exercise of the TCW/MS Contingent Warrants or (D) any reclassification of Holdco Class C Common Units or Holdco Class D Common Units into Holdco Class B Common Units in accordance with the terms of the Holdco Sub LLC Agreement.  Notwithstanding the foregoing and anything to the contrary contained in this Consent or in the Transaction Documents (as defined in the Merger Agreement), if any “lock-ups” applicable to GSC Secondary Interest Fund, LLC, any CEH Holder, any other holder of CEH Units (as defined in the Merger Agreement), any holder of equity interests in Holdco Sub or any holder of Equity Securities issued pursuant to a GSCAC Equity Raise shall be amended or waived to reduce the term of the lock-up period to a date that is earlier than 180 days after the Closing Date, then the lock-up period applicable to the Note Holders and Option Holders (or their respective Designees pursuant to Section 7(j) below) pursuant to this Section 4(e) shall be similarly reduced or waived, as the case may be.  For the avoidance of doubt, none of Morgan Stanley & Co. Incorporated, its Designees pursuant to

Section 7(j) below or its Permitted Transferees shall be bound by the provisions of this Section 4(e).

(f) Regulatory Filings.  Each Note Holder and Option Holder (other than Morgan Stanley & Co. Incorporated) agrees (i) to prepare and file, as soon as is practical following the execution of this Consent, all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the “HSR Act”) applicable to it in connection with the transactions contemplated by this Consent or any other Transaction Document (as defined in the Merger Agreement) to which such Person is a party and (ii) reasonably to cooperate in the preparation and filing, as soon as practical following the execution of this Consent, of all filings by CEH (or any of its Subsidiaries) and/or GSCAC under the FPA applicable to such Note Holder or Option Holder, as the case may be, in connection with the transactions contemplated by this Consent or any other Transaction Document (as defined in the Merger Agreement) to which such Note Holder or Option Holder, as the case may be, is a party.  No TCW/MS Party or any of their respective Affiliates will be required to (x) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated by this Consent or any Transaction Document (as defined in the Merger Agreement) to which such TCW/MS Party is a party or (y) divest or hold separate any business or assets in connection with the consummation of the transactions contemplated by this Consent or any Transaction Document (as defined in the Merger Agreement) to which such TCW/MS Party is a party.  Each Party agrees to cooperate, and to furnish non-confidential information in such Party’s possession that is necessary, in connection with the preparation of filings or submissions by any other Party or any Subsidiary of CEH under any federal, state or local Laws in connection with the transactions contemplated by this Consent or any Transaction Document (as defined in the Merger Agreement).

(g) Confidentiality.  From the date hereof through the Closing, but subject to Section 7(k)(ii), each TCW/MS Party agrees not to disclose or permit the disclosure of any confidential, non-public or proprietary information relating to the assets or the business of the GSCAC Parties and/or CEH and its Subsidiaries provided to it pursuant to or in connection with this Consent (collectively, “Confidential Information”); provided that such disclosure may be made (i) to any Person who is an Affiliate or a Representative (as defined below) of such TCW/MS Party, to any Representative of the GSCAC Parties or the CEH Parties, or to any rating agency or valuation firm engaged by such TCW/MS Party, in each case, solely for their use and on a need-to-know basis; provided, further, that such Persons are notified of such TCW/MS Party’s confidentiality obligations hereunder, (ii) to a proposed transferee of the Existing Notes and the Cash Settled Options, provided that such proposed transferee enters into a confidentiality agreement containing comparable terms and conditions as set forth in this Section 4(g) prior to disclosure of such Confidential Information, (iii) pursuant to a subpoena, order or regulation issued by a court, arbitrator or governmental body, agency or official (a “Requesting Authority”) or pursuant to a formal request issued under the rules and regulations of, or applicable to, a Requesting Authority, or as required to obtain an approval from a Governmental Authority, provided that, to the extent permitted by applicable Law, the disclosing TCW/MS Party formally requests confidential treatment of the Confidential Information pursuant to the rules and regulations applicable to the Requesting Authority or Governmental Authority to which Confidential Information is being provided if and to the extent confidential treatment is available pursuant to such rules and regulations, (iv) to representatives of any bank regulatory authority in connection with their examination of the records of the TCW/MS Party or any Affiliate thereof, (v) to any lender providing financing to such TCW/MS Party or any Affiliate thereof, provided that such lender enters into a confidentiality agreement containing comparable terms and conditions as set forth in this Section 4(g) prior to disclosure of such Confidential Information, or (vi) to the extent already public through no fault of such TCW/MS Party under this Consent.  For purposes of this Consent, “Representative” shall mean, as to any Person, holders of individual accounts managed by such Person and such Person’s officers, directors, employees, managers, members, partners, shareholders, owners, beneficiaries, counsel, accountants, advisors, trustees, consultants and agents.

(h) Public Disclosure.  From the date hereof through the Closing, but subject to Section 4(g) and Section 7(k)(ii), each TCW/MS Party agrees that no public release or announcement concerning this Consent, the transactions contemplated by this Consent or any Transaction Document (as defined in the Merger Agreement) shall be issued by such TCW/MS Party without the prior consent of GSCAC and CEH, unless such TCW/MS Party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, a stock exchange or trading system.  If any TCW/MS Party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, a stock exchange or trading system, to make this Consent and the terms of the transactions contemplated by this Consent or any other Transaction Documents public or otherwise issue a press release or make public disclosure with respect thereto, it shall, to the extent permitted by Law, at a reasonable time before making any public disclosure, consult with the GSCAC and CEH regarding such disclosure and give GSCAC and CEH reasonable time to comment on such release or announcement in advance of such issuance.

(i) Accounts.  CEH covenants and agrees to, and to cause its Subsidiaries to, operate their respective bank accounts (including, without limitation, the Designated Accounts) and to make all deposits of cash and cash equivalents thereinto and all payments therefrom, in each case, in accordance with the provisions of the Project Financing Documents, the Trust Indenture, the Existing Note Purchase Agreement and the Existing Holdco Credit Agreement and in the ordinary course of business consistent with past practice.

Section 5.  Preemptive Rights.

(a) Subject to Section 5(f) below, prior to the issuance by GSCAC of any Applicable Securities (as defined below), which issuance would result in an adjustment in the number of Warrant Shares issuable upon the exercise of the Initial GSCAC Warrants pursuant to Section 11(d) or Section 11(e) of the Initial Warrant Agreement, GSCAC shall give each TCW/MS Party notice (an “Issuance Notice”) of any such proposed issuance at least 20 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Applicable Securities are to be issued and the other material terms of the issuance.  Each TCW/MS Party shall be entitled to purchase up to such TCW/MS Party’s Pro Rata Share of the Applicable Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.  “Applicable Securities” means shares of Class A common stock, par value $0.001 per share, of GSCAC now or hereafter authorized or any other class of stock of GSCAC, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of GSCAC without limit as to per share amount.  “Pro Rata Share” means, for any TCW/MS Party, the fraction that results from dividing (i) the number of shares of GSCAC Class A Common Stock and GSCAC Class B Common Stock owned by such TCW/MS Party (immediately before giving effect to such issuance) by (ii) the total number of shares of GSCAC Class A Common Stock and GSCAC Class B Common Stock then outstanding (immediately before giving effect to such issuance).

(b) Each TCW/MS Party who desires to purchase any or all of its Pro Rata Share of the Applicable Securities specified in the Issuance Notice must deliver notice to GSCAC (each an “Exercise Notice”) of its election to purchase such Applicable Securities within 10 Business Days after its receipt of the Issuance Notice.  The Exercise Notice must specify the number (or amount) of Applicable Securities to be purchased by such TCW/MS Party and shall constitute exercise by such TCW/MS Party of its rights under this Section 5 and a binding agreement of such TCW/MS Party to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of Applicable Securities specified in the Exercise Notice.  If, at the termination of such 10-Business-Day period, any TCW/MS Party shall not have delivered an Exercise Notice to GSCAC, such TCW/MS Party shall be deemed to have waived all of its rights under this Section 5 with respect to the purchase of such Applicable Securities.

(c) GSCAC shall have a period of 90 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Applicable Securities that the TCW/MS Parties have not elected to purchase at the price and upon terms that are not materially less favorable to GSCAC than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice.  If GSCAC proposes to issue any such Applicable Securities after such 90-day (or 180-day) period, it shall again comply with the procedures set forth in this Section 5.

(d) The closing of the purchase and sale of Applicable Securities to the TCW/MS Parties that have delivered Exercise Notices to GSCAC shall take place at substantially the same time as the issuance to other Persons.  At such closing, GSCAC shall issue to each such TCW/MS Party the Applicable Securities to be purchased by such TCW/MS Party, registered in the name of such TCW/MS Party, against payment by such TCW/MS Party of the purchase price for such Applicable Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(e) For the avoidance of doubt, all references to “TCW/MS Party” in this Section 5 shall be to each such TCW/MS Party, together with its Permitted Transferees and its Designee pursuant to Section 7(j) below.

(f) The provisions of this Section 5 become effective after the Closing and shall terminate on June 25, 2011.

Section 6.  Waiver of Claims Against Trust Account.

(a) Each TCW/MS Party understands that GSCAC is a recently organized “blank check company” formed for the purpose of acquiring one or more businesses or assets (an

“Initial Business Combination”).  Each of the TCW/MS Parties further acknowledges that GSCAC’s sole assets consist of the cash proceeds of the recent initial public offering (the “IPO”) and private placement of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of GSCAC, its public stockholders (as defined in the agreement governing the Trust Account) and the underwriters of its IPO.  The monies in the Trust Account may be disbursed only (1) to GSCAC in limited amounts from time to time (and in no event more than $2,400,000 in total) in order to permit GSCAC to pay its operating expenses; (2) if GSCAC completes an Initial Business Combination, to certain dissenting public stockholders, to the underwriters in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to GSCAC; and (3) if GSCAC fails to complete an Initial Business Combination within the allotted time period and liquidates subject to the terms of the agreement governing the Trust Account, to GSCAC in limited amounts to permit GSCAC to pay the costs and expenses of its liquidation and dissolution and then to GSCAC’s public stockholders.

(b) Each of the TCW/MS Parties hereby waives any right, title, interest or claim of any kind (each, a “Claim”) that it has or may have in the future in or to any monies in the Trust Account and not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to GSCAC as described in clause (1) of the preceding paragraph or amounts distributed to GSCAC (excluding amounts described in clause (2) of the preceding paragraph) at or after the consummation of its Initial Business Combination) as a result of, or arising out of, any Claims against GSCAC in connection with this Consent or any related transactions.

Section 7.  Miscellaneous

(a) Notices.  All notices, requests and demands provided for in this Consent, or served, given or made in connection with this Consent, to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly served, given or made if delivered in person or sent by facsimile (with proof of transmission) or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below (or to such other address as may be hereafter notified by the applicable Party):

If to Agent or any TCW/MS Party, to:	TCW Asset Management Company (as Agent)
865 South Figueroa Street Suite 1800 Los Angeles, CA 90017
Attn: R. Blair Thomas
Telephone No.: (213) 244-0000
Facsimile No.: (213) 244-0604

with a copy (which shall not constitute notice) to:

TCW Asset Management Company (as Agent)
200 Park Avenue, Suite 2200

New York, NY 10166
Attn: Brian O’Connor
Telephone No.: (212) 771-4000
Facsimile No.: (212) 771-4066

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Times Square Tower 7 Times Square New York, NY 10036
Attn: Todd R. Triller, Esq.
Telephone No.: (212) 326-2000
Facsimile No.: (212) 326-2061

with a copy to:
Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor New York, NY 10036
Attn: Stephen Lehner
Telephone No.: (212) 761-1757
Facsimile No.: (212) 507-3728

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
633 West Fifth Street, Suite 4000 Los Angeles, CA 90071
Attn: Jeffrey Greenberg, Esq.
Telephone No.: (213) 891-8080
Facsimile No.: (213) 891-8763

If to any CEH Party, to:	c/o Complete Energy Holdings, LLC 1331 Lamar, Suite 650 Houston, TX 77010
Telephone No.: (713) 600-2000
Facsimile No.: (713) 600-2001
Attn: Hugh A. Tarpley

If to any GSCAC Party, to:	GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932
Attn: Matthew Kaufman and Joshua Porter
Telephone No.: (212) 884-6200
Facsimile No.: (212) 884-6184

with copies to (which shall not constitute notice) to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn: Nancy L. Sanborn
Telephone No.: (212) 450-4000
Facsimile No.: (212) 450-3800

Notice given by personal delivery, mail or overnight courier pursuant to this Section 7(a) shall be effective upon physical receipt.  Notice given by facsimile pursuant to this Section 7(a) shall be effective as of the date of confirmed delivery if delivered before 5:00 p.m., Eastern Time on any Business Day or the next succeeding Business Day if confirmed delivery is after 5:00 p.m. Eastern Time on any Business Day or any non-Business Day.

(b) Amendment.  No provision, term or condition of this Consent may be amended except by a writing signed by each Party hereto.

(c) Governing Law.  This Consent shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York) without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law.

(d) Submission to Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Consent or the transactions contemplated hereby may be brought in any State or Federal court of competent jurisdiction in the State, County and City of New York.  Each of the Parties hereby irrevocably consents to the nonexclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party agrees that service of process on such Party made by registered or certified mail, return receipt requested, postage prepaid as provided in Section 7(a) shall be effective service of process on such Party.  Notwithstanding the foregoing, each Party agrees that each other Party retains the right to serve process in any other manner permitted by law or to bring proceedings against it in the courts of any other jurisdiction.

(e) WAIVER OF JURY TRIAL.  WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING RELATING TO, ARISING OUT OF OR BASED UPON THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.  THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CONSENT. In the event of litigation, this Consent may be filed as a written consent to a trial by the court. The scope of this waiver is intended to be all-

encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each Party hereby warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

(f) Fees and Expenses.  Each of the CEH Parties acknowledges and agrees that, upon the earlier to occur of the Closing and the termination of this Consent (but subject to the proviso below), all costs, fees and expenses incurred by Agent, Note Holders, Option Holders and their counsel arising under, relating to or in connection with this Consent, the Existing Note Purchase Agreement, the Cash Settled Options, the other Transaction Documents, the New TCW/MS Financing Documents, the Merger, the Transaction Documents (as defined in the Merger Agreement) and the transactions contemplated hereby and thereby, including, without limitation, all regulatory filing fees, shall be for the account of CEH and shall be paid by CEH to Agent, Note Holders and/or Option Holders, as applicable; provided, however, that CEH shall promptly (and in any event within five Business Days following demand therefor) reimburse the applicable TCW/MS Party for any and all costs in respect of regulatory filing fees.

(g) Counterparts.  This Consent may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and when taken together shall constitute but one and the same instrument.

(h) Effect on Transaction Documents.

(i) Except as specifically modified by this Consent, the Existing Note Purchase Agreement and the other Transaction Documents shall remain in full force and effect.

(ii) This Consent shall be deemed an Additional Transaction Document (as defined in the Existing Note Purchase Agreement); provided, however, that no breach of this Consent (other than the failure at Closing to deliver the Payoff Consideration to the TCW/MS Parties in accordance with the provisions of this Consent) in and of itself shall constitute a breach or default under the Existing Note Purchase Agreement or any other Transaction Document.

(i) Entire Agreement.  This Consent, the Transaction Documents and the Transaction Documents (as defined in the Merger Agreement) constitute the entire agreement among the Parties concerning the subject matter hereof.

(j) Successors and Assigns.  The provisions of this Consent shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that (i) except as permitted by, and in accordance with, Section 1(a)(i) or Section 1(l), no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Consent without the consent of each other Party and (ii) each TCW/MS Party shall be permitted to designate a Designee to receive any Payoff Consideration to which such TCW/MS Party is entitled hereunder but such TCW/MS Party must deliver written notice of such designation to CEH and GSCAC not later than 30 days after the date hereof and the Designee must provide to

CEH and GSCAC a written agreement to be bound by the provisions of this Consent to the extent applicable, which agreement shall include representations by such Designee with respect to the matters set forth in Section 2(e).  For purposes of this Consent, “Designee” shall mean, with respect to any Note Holder or Option Holder, any Person (1) that is administrated or managed by such Note Holder or Option Holder, as the case may be, (2) that is an Affiliate of such Note Holder or Option Holder, as the case may be, (3) that is an entity or an Affiliate of an entity that administers or manages such Note Holder or an Option Holder, as the case may be, or (4) that is a shareholder, partner, member, account holder or trust beneficiary of such Note Holder or Option Holder, as the case may be.

(k) Survival of Representations, Warranties and Agreements.

(i) It is expressly agreed by the Parties that the representations, warranties, pre-Closing covenants and pre-Closing agreements set forth in this Consent shall terminate and be of no further force or effect upon the Closing; provided that the representations and warranties set forth in each of Section 2(a) (other than Section 2(a)(iv)), Section 2(b)(i), Section 2(b)(ii), Section 2(b)(iii), Section 2(b)(vi), Section 2(c), Section 2(d) and Section 2(e) shall survive the Closing.  This Section 7(k) shall not limit in any way the survival and enforceability of any covenant or agreement of the Parties hereto which by its terms contemplates performance on or after the Closing, which shall survive the Closing.

(ii) Notwithstanding anything to contrary contained in this Consent, the agreements of the Parties contained in Section 4(g), Section 4(h) and this Section 7 (other than Section 7(m)) shall survive the termination of this Consent.

(l) Exculpation; Limitation on Liability.

(i) If the Merger Agreement or this Consent is terminated in accordance with its terms, no CEH Party or GSCAC Party shall have any liability to the TCW/MS Parties for any breach of any representation, warranty, covenant or agreement contained in the Merger Agreement and incorporated herein by reference.

(ii) None of Agent, any Note Holder, any Option Holder or any of their respective Affiliates shall have any liability for any breach by any party to the Merger Agreement of any representation, warranty, covenant or agreement contained in the Merger Agreement.

(iii) No Party nor any of its Affiliates shall have any liability for any breach of any representation, warranty, covenant or agreement contained in this Consent (or incorporated herein by reference) and made or to be performed prior to the Closing, except each Party shall be liable to the other Parties for all Losses (as defined in the Merger Agreement) incurred or suffered by the other Parties as a result of (i) the willful and knowing failure of such Party (or any of its Affiliates) to perform any covenant required by this Consent to be performed or complied with by such Party at or before the Closing or (ii) any willful and knowing breach by such Party (or any of its Affiliates) of any representation or warranty of such Party contained in this Consent (or incorporated herein by reference).

(iv) No Affiliate of any Party, nor any of their respective partners, beneficiaries, trustees, investment managers or advisers, or any investor or participant in the partners of any Party, nor any of their respective officers, directors, employees, partners, members, shareholders, owners, counsel, accountants, financial advisers or consultants shall have any liability to any Party or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of such Party in this Consent or any instrument or document delivered pursuant to this Consent, the Merger Agreement or any other Transaction Document (as defined in the Merger Agreement).

(v) No Note Holder or Option Holder shall have any liability for (i) the breach by any other Note Holder or Option Holder of any representation, warranty, covenant or agreement of such other Note Holder or Option Holder contained in this Consent or (ii) the failure of any other Note Holder or Option Holder to execute the TCW/MS Closing Acknowledgment.

(vi) Without limiting the foregoing or the generality of the provisions of the Existing Note Purchase Agreement, Agent shall be entitled to rely on certifications from any Party in making any determination in respect of any matter under this Consent and shall have no liability for relying on any such certifications.  Each Party acknowledges and agrees that (1) if Agent shall have requested instructions from the Note Holders and Option Holders, Agent shall be entitled to refrain from taking any action hereunder unless Agent shall have received instructions from the Note Holders and Option Holders, (2) no Party or its Affiliates shall have any right of action against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Note Holders and Option Holders, (3) Agent shall be fully justified in failing or refusing to take any action hereunder if such action would, in the opinion of Agent, be contrary to law or the terms of this Consent and (4) Agent shall have no obligation to deliver the TCW/MS Closing Acknowledgment unless Agent shall have been instructed to deliver the TCW/MS Closing Acknowledgment by each Note Holder and each Option Holder.  Each Party further acknowledges and agrees that neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable for any action taken or omitted to be taken by it under this Consent or in connection herewith, except for damages determined by a final order of a court of competent jurisdiction to have been caused by Agent’s or their own willful misconduct or fraud.

(vii) Notwithstanding anything in this Consent to the contrary, no Party nor any of its Affiliates shall be liable for special, punitive, exemplary, incidental, consequential or indirect damages, or lost profits, whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from any other Party’s or such Party’s Affiliates’ sole, joint or concurrent negligence, strict liability or other fault.

(m) Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Consent were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Consent and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction.

IN WITNESS WHEREOF, this Consent, Exchange and Preemptive Rights Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

COMPLETE ENERGY HOLDINGS, LLC

By: /s/ Lori A. Cuervo
Name: Lori A. Cuervo
Title: Managing Director

CEH/LA PALOMA HOLDING COMPANY, LLC

By: /s/ Lori A. Cuervo
Name: Lori A. Cuervo
Title: Authorized Officer

By: /s/ Lori A. Cuervo
Name: Lori A. Cuervo

By: /s/ Peter J. Dailey
Name: Peter J. Dailey

By: /s/ Hugh A. Tarpley
Name: Hugh A. Tarpley

GSC ACQUISITION COMPANY

By: /s/ Matthew Kaufman
Name: Matthew Kaufman
Title: President

GSCAC HOLDINGS I LLC
By: GSC ACQUISITION COMPANY,
as its sole member

By: /s/ Matthew Kaufman
Name: Matthew Kaufman
Title: President

GSCAC HOLDINGS II LLC
By: GSCAC HOLDINGS I LLC,
as its sole member

By: GSC ACQUISITION COMPANY,
as its sole member

By: /s/ Matthew Kaufman
Name: Matthew Kaufman
Title: President

GSCAC MERGER SUB LLC
By: GSCAC HOLDINGS II LLC,
as its sole member

By: GSCAC HOLDINGS I LLC,
as its sole member

By: GSC ACQUISITION COMPANY,
as its sole member

By: /s/ Matthew Kaufman
Name: Matthew Kaufman
Title: President

TCW ASSET MANAGEMENT COMPANY,
in its capacity as Agent for the Note Holders

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TRUST COMPANY OF THE WEST, not in its individual capacity but solely as trustee of the trust established pursuant to an Individual Trust Agreement dated as of January 31, 1987, as amended, between itself and the Boilermaker Blacksmith National Pension Trust, as Note Holder and Option Holder

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ENERGY FUND X-NL, L.P.,
a California limited partnership, as Note Holder

By: TCW (ENERGY X) LLC,
its General Partner

By: TCW ASSET MANAGEMENT COMPANY,
its Managing Member

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ENERGY FUND XB-NL, L.P.,
a California limited partnership, as Note Holder

By: TCW (ENERGY X) LLC,
its General Partner

By: TCW ASSET MANAGEMENT COMPANY,
its Managing Member

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ENERGY FUND XC-NL, L.P.,
a California limited partnership, as Note Holder

By: TCW (ENERGY X) LLC,
its General Partner

By: TCW ASSET MANAGEMENT COMPANY,
its Managing Member

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ENERGY FUND XD-NL, L.P.,
a California limited partnership, as Note Holder

By: TCW (ENERGY X) LLC,
its General Partner

By: TCW ASSET MANAGEMENT COMPANY,
its Managing Member

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003, among Ensign Peak Advisors, Inc., TCW Asset Management Company and Trust Company of the West, a California trust company, as Sub-Custodian, as Note Holder

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TEP DEBT HOLDINGS ONSHORE, L.L.C.,
as Note Holder

By TEP ENERGY PARTNERS, LLC,
its Managing Member

By TCW ASSET MANAGEMENT COMPANY,
its Managing Member

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust, Harry L. Bradley, Jr. Trust, Jane Bradley Uihlien Pettit Partition Trust, Jane Bradley Uihlien Trust, TCW Asset Management Company and Trust Company of the West, a California trust company, as Sub-Custodian, as Note Holder

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004, among ING Life Insurance and Annuity Company, TCW Asset Management Company and Trust Company of the West, a California trust company, as Sub-Custodian, as Note Holder

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

TCW ENERGY FUNDS X HOLDINGS, L.P.,
as Option Holder

By: TCW (ENERGY X) LLC,
its General Partner

By: TCW ASSET MANAGEMENT COMPANY,
its Managing Member

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title:Senior Vice President

TEP EQUITY HOLDINGS CAYMAN BLOCKER, LTD., as Option Holder

By: /s/ R. Blair Thomas
Name: R. Blair Thomas
Title: Group Managing Director

By: /s/ Brian O'Connor
Name: Brian O’Connor
Title: Senior Vice President

MORGAN STANLEY & CO. INCORPORATED, as Note Holder and Option Holder

By: /s/ Dan M. Allen
Name: Dan M. Allen
Title: Authorized Signatory

CREDIT SUPPORT PARTY ACKNOWLEDGMENT

Reference is made to the Consent, Exchange and Preemptive Rights Agreement, dated as of May 9, 2008, among CEH/La Paloma Holding Company, LLC, Complete Energy Holdings, LLC, Lori A. Cuervo, Hugh A. Tarpley, Peter J. Dailey, GSC ACQUISITION COMPANY, GSCAC HOLDINGS I LLC, GSCAC HOLDINGS II LLC, GSCAC MERGER SUB LLC, TCW Asset Management Company (in the representative capacity identified therein) and the Note Holders and Option Holders party thereto (the “Consent”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Consent, provided, however, that capitalized terms used herein without definition and without definition in the Consent shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

Complete Energy Holdings, LLC is party to the Limited Sponsor Guaranty, pursuant to which Complete Energy Holdings, LLC has guaranteed the performance of the Guarantied Obligations (as defined in the Limited Sponsor Guaranty).  CEH/La Paloma II, LLC is a party to the Amended and Restated Parent Pledge Agreement, pursuant to which CEH/La Paloma II, LLC has pledged all of its equity interests in Issuer to Note Purchasers to secure the Secured Obligations (as defined in the Parent Pledge Agreement).  CEP La Paloma Operating Company LLC is a party to the Manager Security Agreement and the Manager Guaranty pursuant to which CEP La Paloma Operating Company LLC has (i) created Liens in favor of Note Purchasers on certain collateral to secure the Secured Obligations (as defined in the Manager Security Agreement) and (ii) guaranteed the performance of the Guarantied Obligations (as defined in the Manager Guaranty).  CEP Operating Company LLC is a party to the Manager Pledge Agreement pursuant to which CEP Operating Company LLC has pledged all of its equity interests in CEP La Paloma Operating Company LLC to Note Purchasers to secure the Secured Obligations (as defined in the Manager Pledge Agreement).  CEH/La Paloma II, LLC, Complete Energy Holdings, LLC, CEP La Paloma Operating Company LLC and CEP Operating Company LLC are collectively referred to herein as the “Credit Support Parties,” and the Amended and Restated Parent Pledge Agreement, Limited Sponsor Guaranty, Manager Security Agreement, Manager Guaranty and Manager Pledge Agreement, are collectively referred to herein as the “Credit Support Documents.”

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Existing Note Purchase Agreement and the Consent and consents to the matters set forth therein.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations,” “Guarantied Obligations,” and “Secured Obligations” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations,” “Guarantied Obligations,” and “Secured Obligations as the case may be, in respect of the Obligations of Issuer now or hereafter existing under or in respect of the Existing Note Purchase Agreement in accordance with the respective terms, and subject to the respective limitations, of the applicable Credit Support Document.  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment to the Consent, Exchange and Preemptive Rights Agreement to be duly executed and delivered by their respective officers thereunto authorized as of the date first written above.

COMPLETE ENERGY HOLDINGS, LLC

By: /s/ Lori Cuervo
Name: Lori Cuervo
Title: Managing Director

CEH/LA PALOMA II, LLC

By: /s/ Lori Cuervo
Name: Lori Cuervo
Title: Authorized Officer

CEP LA PALOMA OPERATING COMPANY LLC

By: /s/ Lori Cuervo
Name: Lori Cuervo
Title: President

CEP OPERATING COMPANY LLC

By: /s/ Lori Cuervo
Name: Lori Cuervo
Title: Executive VP & Secretary

EXHIBIT A

Merger Agreement

(see attached)

EXHIBIT B

Form of New TCW/MS NPA

(see attached)

EXHIBIT C

Form of Management Rights Letter

[________], 2008

[INSERT FUND NAME]
[INSERT ADDRESS]
[INSERT ADDRESS]
[INSERT ADDRESS]

Re: [GSCAC Acquisition Company / GSCAC Holdco Sub]

Ladies and Gentlemen:

Reference is hereby made to that certain Consent and Agreement dated as of May 9, 2008 (the “Consent”) among CEH/La Paloma Holding Company, LLC, Complete Energy Holdings, LLC, Lori A. Cuervo, Hugh A. Tarpley, Peter J. Dailey, GSC Acquisition Company, GSCAC Holdings I LLC, GSCAC Holdings II LLC, GSCAC Merger Sub LLC, TCW Asset Management Company in its capacity as administrative agent for the Note Holders (as defined in that certain Note Purchase Agreement dated as of August 16, 2005 among CEH/La Paloma Holding Company, LLC, TCW Asset Management Company in its capacity as administrative agent for the Note Holders (as defined therein), and each Person identified as a Note Purchaser on the signature pages thereto, as amended by that certain Consent, Waiver and Amendment No. 1 to Note Purchase Agreement, dated as of November 30, 2007, and as may be further amended, supplemented, restated or otherwise modified) and each Note Holder and each Option Holder identified on the signature pages thereto, including [_______________] (the “Fund”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Consent.  This letter will confirm the agreement between the Company1, [Parent]2 and the Fund to provide the Fund with the contractual rights set forth below during the period of time that the Fund is a holder of [shares of GSCAC Class A Common Stock / GSCAC Class B Common Stock/ Holdco Class B Common Units / Holdco Class C Common Units / Holdco Class D Common Units / TCW/MS Contingent Warrants], or any other equity securities of the Company [or Parent] resulting from the reclassification, conversion, exchange or exercise of any of the foregoing (the “Fund Equity Securities”).

1.           With respect to financial statements and other information, upon and to the extent so requested by the Fund, the Company shall deliver to the Fund:

(a) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter

____________________
1 Note: “Company” may be GSC Acquisition Company or GSCAC Holdings I LLC, depending on the level at which the Fund invests.  If investment is at GSCAC Holdings I LLC,

2 Note: If investment is at GSCAC Holdings I LLC, “Parent” shall refer to GSC Acquisition Company.

and the related unaudited consolidated statements of income and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments, setting forth, beginning with the fiscal quarter ending after the fiscal quarter ending one year after Closing, in each case in comparative form the figures for the previous year, certified by a Responsible Officer (in his or her capacity as such and not in his or her individual capacity) as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(b) as soon as available, but in any event within 120 days after the end of each Fiscal Year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows of the Company and its consolidated Subsidiaries for such year prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, setting forth commencing with the fiscal year ending December 31, 2009, in each case in comparative form the figures for the previous year, reported on without qualification arising out of the scope of the audit, by UHY LLP or other independent certified public accountants of nationally recognized standing; and

(c) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 actually prepared by the Company as soon as available.

2.           (a)           With respect to inspection and access, the Company and its Subsidiaries shall provide to the Fund, true and correct copies of all documents, reports, financial data and other information as the Fund may reasonably request.  Additionally, the Company shall permit any authorized representatives designated by the Fund to visit and inspect any of the properties of the Company and its Subsidiaries or any of its Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Fund may reasonably request; provided, however, that the Company and its Subsidiaries reserve the right to withhold any information if access to such information could reasonably be expected to adversely affect the attorney-client privilege between the Company and its Subsidiaries and their respective counsel.

(b)           The Fund agrees not to disclose or permit the disclosure of any confidential, non-public or proprietary information relating to the assets or the business of the Company and its Subsidiaries provided to it and marked “Confidential” by the Company or any of its Subsidiaries pursuant to or in connection with this letter agreement that is designated by the provider thereof as confidential (collectively, “Confidential Information”); provided that such disclosure may be made (i) to any Person who is an Affiliate or a Representative (as defined below) of such Fund, to any Representative of the Company and its Subsidiaries, or to any rating agency or valuation firm engaged by the Fund, in each case, solely for their use and on a need-to-know basis;

provided, further, that such Persons are notified of the Fund’s confidentiality obligations hereunder, (ii) to a proposed transferee of the Fund Equity Securities, provided that such proposed transferee enters into a confidentiality agreement containing comparable terms and conditions as set forth in this paragraph 2 prior to disclosure of such Confidential Information, (iii) pursuant to a subpoena, order or regulation issued by a court, arbitrator or governmental body, agency or official (a “Requesting Authority”) or pursuant to a formal request issued under the rules and regulations of, or applicable to, a Requesting Authority, or as required to obtain an approval from a Governmental Authority, provided that, to the extent permitted by applicable Law, the Fund formally requests confidential treatment of the Confidential Information pursuant to the rules and regulations applicable to the Requesting Authority or Governmental Authority to which Confidential Information is being provided if and to the extent confidential treatment is available pursuant to such rules and regulations, (iv) to representatives of any bank regulatory authority in connection with their examination of the records of the Fund or any Affiliate thereof, (v) to any lender providing financing to the Fund or any Affiliate thereof, provided that such lender enters into a confidentiality agreement containing comparable terms and conditions as set forth in this paragraph 2 prior to disclosure of such Confidential Information, or (vi) to the extent already public through no fault of the Fund under this letter agreement.  For purposes of this letter agreement, “Representative” shall mean, as to any Person, holders of individual accounts managed by such Person and such Person’s officers, directors, employees, managers, members, partners, shareholders, owners, beneficiaries, counsel, accountants, advisors, trustees, consultants and agents.

3.            The Fund shall have the right to consult with and advise the management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries.

4.            In connection with the foregoing contractual rights, the Company will take such action as is necessary in order to cause any Subsidiary of the Company to comply with the obligations of this letter.

[Upon the exchange or conversion of any Holdco Class B Common Units and GSCAC Class B Common Stock held by the Fund for shares of GSCAC Class A Common Stock pursuant to the Exchange Rights or otherwise in accordance with the terms of the Holdco Sub LLC Agreement, all references to the Company in paragraphs 1 through 4 above shall also be deemed to be references to Parent.]

The rights granted to the Fund by the Company [or Parent, as the case may be,] in this letter agreement are intended to satisfy the requirement of management rights for purposes of qualifying the Fund’s investments in the Company as “venture capital investments” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. § 2510.3-101.  In the event the aforementioned rights are not satisfactory for such purpose, the Company[, Parent] and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.  Furthermore, the rights granted to the Fund by the Company [or Parent, as the case may be,] in this letter agreement are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to the Fund as a holder of any securities of the Company [or Parent, as the case may be].  In addition, the Company [or Parent, as the case may be,] shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company [or Parent, as the case may be,] to expressly assume and agree to perform this agreement in the same manner and to the same extent that the Company [or Parent, as the case may be,] would have been required to perform if no such succession had taken place.

In the event the Fund transfers, sells, assigns or otherwise disposes of all or substantially all of the Fund Equity Securities to a person or group of persons acting together (the “Transferee”), the Company [and Parent] hereby agree[s] to enter into a substantially similar letter agreement with such Transferee.

The agreements of the Fund set forth in paragraph 2(b) above shall survive the termination of this letter agreement.

No provision of this letter agreement may be modified or waived or discharged unless agreed to in writing by the Fund, the Company [and Parent].  No waiver by the Fund at any time of any breach by the Company [or Parent] of, or compliance with, any condition or provision of this letter agreement to be performed by the Company [or Parent] shall be deemed a waiver of any similar or dissimilar provision or condition at the same or at any prior or subsequent time.

This letter agreement and the rights and the obligations of the parties hereto shall be governed by, and construed, enforced and interpreted in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York) without regard to conflict of laws principles, and may be executed in counterparts, This letter agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this VCOC Management Rights Letter as of the date first appearing above.

[COMPANY]

By: _________________________________________
Name:
Title:

[PARENT]

By: _________________________________________
Name:
Title:

Accepted and agreed:

[____________________]

By: ___________________________________
Name:
Title:

EXHIBIT D

Post-Merger Corporate, Capital and Ownership Structure

(see attached)

EXHIBIT E

Form of TCW/MS Contingent Warrant Agreement

(see attached)